SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 1997



                                   SUGEN, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                        0-24814                      13-3629196
(State of jurisdiction)        (Commission File No.)             (IRS Employer
                                                             Identification No.)


                               351 Galveston Drive
                         Redwood City, California 94063
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (650) 306-7700


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Item 5.  Other Events.

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     On September 10, 1997,  SUGEN,  Inc. (the "Company")  announced the private placement of $17,500,000 aggregate principal amount of its 5% Senior Custom Convertible Notes due 2000 (the "Notes"). The private placement closed on September 12, 1997 (the "Closing Date"). The following summary of certain terms of the Notes does not purport to be a complete description of the terms of the Notes and is qualified in its entirety by reference to the Note Purchase Agreement and the form of Note, which are incorporated by reference herein and copies of which are filed as Exhibits 4.1 and 4.2 to this Form 8-K.

     The Notes were sold at par, mature in September 2000 and bear interest at the rate of 5% per annum, payable in cash or, at the election of the Company, shares of common stock of the Company (the "Common Stock") valued at the fair market value of the Common Stock at the time of the interest payment.

     The Notes, which will not be convertible for 90 days from the Closing Date, can thereafter be converted, together with accrued and unpaid interest and subject to certain limitations, into shares of Common Stock at a conversion price equal to the average of the two lowest trade prices of the Common Stock as reported on Nasdaq for the 20 trading days immediately preceding the conversion date (the "Conversion Price"). Starting on January 19, 1998 (the "Fixed Conversion Date"), the Conversion Price may not exceed 115% of the average closing bid price of the Common Stock for the 20 trading days immediately preceding the Fixed Conversion Date. An Investor will not be permitted at any time to convert in excess of the principal amount of Notes which would result in such Investor owning more than 4.9% of the then outstanding Common Stock.

     If at any time the number of shares issuable upon conversion of the Notes exceeds the number of shares of Common Stock available for issuance in connection with the Notes without obtaining the approval of the Company's stockholders in accordance with Nasdaq requirements, then, at the Investors' option, the Company may be required to redeem from the Investors in cash (at redemption prices ranging from 112.5% to 120% depending on the date of redemption) a sufficient principal amount of Notes so that the remaining Notes are fully convertible. The Company may also redeem the Notes in connection with an acquisition of the Company at redemption prices ranging from 125% to 130%. Upon the occurrence and continuation of an event of default, the Company will be required to redeem the Notes at redemption prices ranging from 115% to 122.5%.

     If the  Notes  are not  converted  into  Common  Stock,  upon  maturity  in
     September   2000,  the  Notes  will  be  exchanged  for  13.75%   five-year
     debentures. Pursuant to the terms of the Notes, in addition to other covenants, the Company has agreed to certain limitations on the incurrence of additional indebtedness.

                                       1.

     In connection with the private placement, Investors were granted three-year warrants to purchase up to 262,500 shares of Common Stock at an exercise price of $16.74 per share.

     Diaz & Altschul Capital, LLC of New York City was the placement agent in the transaction. In consideration for its services as placement agent, the Company paid Diaz & Altschul Capital, LLC a fee of $875,000 and issued to an affiliate of Diaz & Altschul Capital, LLC warrants to acquire 70,000 shares of Common Stock at an exercise price of $16.74 per share.

     The Company has agreed to file a registration statement for the resale of the Common Stock issuable upon conversion of the Notes, upon payment of interest with respect to the Notes in shares of Common Stock and upon exercise of the warrants, as the case may be, within thirty days of the Closing Date. The Company will be required to redeem the Notes at 115% if it does not file the registration statement by such time or if the registration statement is not declared effective within 90 days of the Closing Date. The Company expects to initially register up to 2,262,500 shares of Common Stock.

                                       2.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

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(a)      Financial Statements.

         None.

(b)      Pro Forma Financial Information.

         None.

(c)      Exhibits.

 4.1 Form of Note Purchase Agreement, dated as of September 8, 1997, by and between the Company and the investors named therein.

 4.2     Form of 5% Senior Custom Convertible Note due 2000.

 4.3     Form of Common Stock Purchase Warrant.

99.1 Press Release, titled "SUGEN, Inc. Announces Private Placement of $17.5 Million Senior Convertible Notes," dated September 10, 1997.

                                       3.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SUGEN, Inc.


Dated:  September 18, 1997                      By: /s/ Christine E. Gray-Smith
                                                    ----------------------------
                                                       Christine E. Gray-Smith
                                                       Vice President, Finance
                                                      (Principal Financial and
                                                       Accounting Officer)


                                       4.